UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2020

GlobalSCAPE, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	GSB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2020, GlobalSCAPE, Inc. (the “Company”) reconvened its 2020 annual meeting of stockholders (the “Annual Meeting”), originally held on May 12, 2020 and adjourned until May 26, 2020. The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 17,071,406 of the 18,709,064 shares of the Company’s common stock entitled to vote as of March 30, 2020, the record date, were as follows:

1.	The election of David L. Mann to serve as a director for a term of three years and until his successor is duly elected and qualifies was approved as follows:
	For	Withheld	Broker Non-Votes
David L. Mann	12,229,930	622,085	4,219.391

2.	The stockholders ratified the appointment of Weaver and Tidwell, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The voting results were as follows:
For	Against	Abstain	Broker Non-Votes
16,961,461	48,881	61,064	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: May 26, 2020	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer